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                                  Exhibit 99.1


                              STATION CASINOS, INC.
                         1999 STOCK COMPENSATION PROGRAM
                          THE DATE OF THIS DOCUMENT IS
                                DECEMBER 7, 1999

                  1. PURPOSE. This Station Casinos, Inc. 1999 Stock Compensation Program ("Program") is intended to secure for Station Casinos, Inc. ("Company"), its subsidiaries and its stockholders the benefits arising from ownership of the Company's common stock ("Common Stock") by those selected officers and employees of the Company and its subsidiaries who will be responsible for the future growth of such corporations. The Program is designed to help the Company and its subsidiaries to attract and retain superior personnel and to provide selected officers and employees with an additional incentive to contribute to the success of the corporations.

                  2. ELEMENTS OF THE PROGRAM. In order to maintain flexibility in the award of stock benefits, the Program is composed of two parts. The first part is the 1999 Compensatory Stock Option Plan ("Nonqualified Plan") under which are granted nonqualified stock options ("Nonqualified Options"). The second part is the 1999 Share Plan ("Share Plan") under which are granted shares of Common Stock. The 1999 Nonqualified Plan and the 1999 Share Plan are included herein as Part I and Part II respectively, and are collectively referred to herein as the "Plans". The grant of an option or share under one of the Plans shall not be construed to prohibit the grant of an option or share under the other Plan.

                  3. APPLICABILITY OF GENERAL PROVISIONS. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below.

                  4. ADMINISTRATION OF THE PLANS. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms.

                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

                  Article 1. ADMINISTRATION. The program shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Company's [Chief Executive Officer (the "CEO")] from time to time, consisting of at least one individual (the "Committee"). Subject to the foregoing limitations, as applicable, the [CEO] may from time to time remove members from the Committee, fill all vacancies on the Committee, however caused, and may select one of the members of the Committee as its Chairman. The members of the Board or Committee, when acting to administer the Program, are herein collectively referred to as the "Program Administrators."

                  The Program Administrators shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the

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Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

                  Article 2. AUTHORITY OF PROGRAM ADMINISTRATORS. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their absolute discretion, to: (a) construe and interpret the Program; (b) define the terms used herein;
(c) determine the individuals to whom options and shares shall be granted under the Program; (d) determine the time or times at which options and shares shall be granted under the Program; (e) determine the number of shares subject to each option and the number of shares granted in a share grant, the option price, and the duration of each option granted under the Program; (f) determine all of the other terms and conditions of options and shares granted under the Program; and
(g) make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; PROVIDED, HOWEVER, that during the three-year period commencing on the Effective Date, at least the majority of shares of Common Stock underlying options and/or share awards under the Program must be awarded to employees of the Company and/or its subsidiaries who are not officers or directors of the Company and/or its subsidiaries. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs, and beneficiaries.

                  Article 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PROGRAM. The maximum aggregate number of shares of Common Stock subject to the Program shall be 1,000,000 shares. The shares of Common Stock to be issued upon exercise of an option, to the extent exercised for shares of Common Stock, or issued as shares may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of shares are not achieved within the period specified for satisfaction of the applicable conditions, or if a share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such share grant shall cease to reduce the number of shares available for purposes of the Program.

                  The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options or transfer of shares under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

                  Article 4. ELIGIBILITY AND PARTICIPATION. All officers and employees, of the Company and its subsidiaries shall be eligible for selection by the Program Administrators to participate in Part I and/or Part II of the Program.

                  Article 5. EFFECTIVE DATE AND TERM OF PROGRAM. The Program shall become effective upon its adoption by the Board of Directors of the Company. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 7 of these General Provisions.


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                  Article 6. ADJUSTMENTS. If the outstanding shares of Common
Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities or other property through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment may in the sole discretion of the Program Administrators be made in the maximum number and kind of shares or other property as to which options and shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, shares, or portions thereof, which shall have been granted prior to any such change may, in the sole discretion of the Program Administrators, likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security or other property covered by the option.

                  Article 7. TERMINATION AND AMENDMENT OF PROGRAM. The Program shall terminate 10 years from the date such program is adopted by the Board of Directors, or shall terminate at such earlier time as the Board of Directors may so determine. No options or shares shall be granted under the Program after that date. Subject to the limitation contained in Article 8 of these General Provisions, the Plan Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option and share agreements to be used hereunder.

                  Article 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or share, materially alter or impair any of that person's rights or obligations under any option or share grant under the Program prior to that amendment, suspension, or termination.

                  Article 9. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the terms of this Program or the achievement of any conditions specified in any share grant pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option or the satisfaction of his or her share grant conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or satisfaction of any conditions with respect to a share grant unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

                  Article 10. RESERVATION OF SHARES OF COMMON STOCK. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock


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hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

                  Article 11. TAX WITHHOLDING. The Company shall have the right to deduct from any award, payment or settlement under the Program or any other income an award recipient receives from the Company or its affiliates, any federal, state, local, foreign or any other taxes of any kind which the Program Administrators, in their sole discretion, deem necessary be withheld to comply with any applicable law, rule or regulation.

                  Article 12. GOVERNING LAW. The validity, construction, interpretation and effect of the Program shall exclusively be governed by and determined in accordance with the law of the State of Nevada (without reference to the principles of conflict of laws thereof), except to the extent preempted by federal law which shall govern to that extent.

                  Article 13. DELIVERY OF SHARES OF COMMON STOCK. Notwithstanding anything to the contrary in the Program, upon the exercise of any option or the satisfaction of any applicable share grant conditions, the Program Administrator may determine, in its sole discretion, that rather than deliver such shares to the individual employee upon such exercise or satisfaction of grant conditions, such shares shall be held for the benefit of such individual in any manner as may be determined by the Program Administrator from time to time in its sole discretion, including, but not limited to, a separate account maintained for the benefit of the individual.


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                                     PLAN I
                              STATION CASINOS, INC.
                       1999 COMPENSATORY STOCK OPTION PLAN

                  Section 1. PURPOSE. The purpose of this Station Casinos, Inc. 1999 Compensatory Stock Option Plan ("Plan") is to permit the Company to grant options to purchase shares of its Common Stock. The Plan is designed to help the Company and its subsidiaries to attract and retain superior personnel and to provide selected officers and employees with an additional incentive to contribute to the success of the Company. Any option granted pursuant to this Plan (a "Nonqualified Option") shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Internal Revenue Code 1986, as amended from time to time (the "Code"). This Plan is Part I of the Program. Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

                  Section 2. NONQUALIFIED OPTION TERMS AND CONDITIONS. The terms and conditions of Nonqualified Options granted under this Plan may differ from one another as the Program Administrators shall in their discretion determine as long as all Nonqualified Options granted under the Plan satisfy the requirements of the Plan.

                  Section 3. DURATION OF NONQUALIFIED OPTIONS. Each Nonqualified Option and all rights thereunder granted pursuant to the terms of this Plan shall expire on the date determined by the Program Administrators, but in no event shall any Nonqualified Option granted under the Plan expire later than 10 years from the date on which the Nonqualified Option is granted. In addition, each Nonqualified Option shall be subject to early termination as provided in the Plan.

                  Section 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any Nonqualified Option shall not be less than the fair market value of the shares at the time of the grant of the Nonqualified Option. Fair market value ("Fair Market Value") shall be determined by the Program Administrators on the basis of such factors as they deem appropriate. The Program Administrators' determination of Fair Market Value shall be conclusive.

                  Section 5. EXERCISE OF NONQUALIFIED OPTIONS. Each Nonqualified Option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. No Nonqualified Option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock held at least six months, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock held at least six months, at the time of exercise of the Nonqualified Option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 4 of this Plan.

                  Section 6. REORGANIZATION. In the event of the dissolution or liquidation of the Company, any Nonqualified Option granted under the Plan shall terminate as of a date to be


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fixed by the Program Administrators; provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Nonqualified
Option shall have previously expired) to exercise any Nonqualified Option, including any Nonqualified Option that would not otherwise be exercisable by reason of an insufficient lapse of time.

                  In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

                  (a) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Nonqualified Options for options of another corporation, then exercise and termination provisions equivalent to those described in this Section 6 shall apply; or

                  (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding Nonqualified Options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised Nonqualified Options (and shall adjust the Nonqualified Options remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

Notwithstanding anything to the contrary in the Plan, if any Reorganization occurs, the Company shall have the right, but not the obligation, to cancel each Optionee's Nonqualified Options and to pay to each affected Optionee in connection with the cancellation of such Optionee's Nonqualified Options, an amount, in cash or check, equal to the excess of the Fair Market Value, as determined by the Board or the Committee, of the Common Stock underlying any unexercised options (whether then exercisable or not) over the aggregate exercise price of such unexercised options.

The term "Reorganization" as used in this Section 6 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

                  Adjustments and determinations under this Section 6 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

                  Section 7. WRITTEN NOTICE REQUIRED. Any Nonqualified Option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Nonqualified Option and full payment for the shares with respect to which the Nonqualified Option is exercised has been received by the Company.


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                  Section 8. COMPLIANCE WITH SECURITIES AND GAMING LAWS. Shares
shall not be issued with respect to any Nonqualified Option granted under the Plan unless the exercise of that Nonqualified Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Nonqualified Option restricting their transferability as required by law or by this Section
8. Finally, shares of Common Stock shall not be issued with respect to any Nonqualified Option granted under the Plan unless the exercise of that Nonqualified Option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of gaming laws or regulations and any registration, approval, or action thereunder.

                  Section 9. CONTINUED EMPLOYMENT. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her Nonqualified Option, to remain in the employment of the Company or any of its subsidiaries following the date of the granting of that Nonqualified Option for a period specified by the Program Administrators. Nothing in this Plan or in any Nonqualified Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment arrangement.

                  Section 10. NONQUALIFIED OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee under this Plan ceases to be employed by the Company or any of its subsidiaries for any reason other than death or disability, his or her Nonqualified Option shall immediately terminate; PROVIDED, HOWEVER, that the Program Administrators may, in their discretion, allow the Nonqualified Option to be exercised, to the extent exercisable on the date of termination of employment, at any time within three months after the date of termination of employment, unless either the Nonqualified Option or this Plan otherwise provides for earlier termination.

                  Section 11. NONQUALIFIED OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by the Company or any subsidiary corporation, his or her Nonqualified Option shall immediately terminate; PROVIDED, HOWEVER, that the Program Administrators, in their discretion, may allow the Nonqualified Option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the Nonqualified Option or the Plan otherwise provides for earlier termination.


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                  Section 12. NONQUALIFIED OPTION RIGHTS UPON DEATH OF OPTIONEE.
Except as otherwise limited by the Program Administrators at the time of the grant of a Nonqualified Option, if an Optionee dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her Nonqualified Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the Nonqualified Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Nonqualified Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the Nonqualified Option at the date of death.

                  Section 13. NONQUALIFIED OPTIONS NOT TRANSFERABLE. Nonqualified Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such Nonqualified Options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

                  Section 14. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All Nonqualified Options granted pursuant to the terms of this Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.


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                                     PLAN II
                              STATION CASINOS, INC.
                                 1999 SHARE PLAN

                  Section 1. PURPOSE. The purpose of this Station Casinos, Inc. 1999 Share Plan ("Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant shares to help the Company and its subsidiaries attract and retain superior personnel and to provide selected officers and employees with an additional incentive to contribute to the success of the Company. The Plan is Part II of the Program. Unless any provision herein indicates to the contrary, this Plan shall be subject to the general provisions of the Program.

                  Section 2. TERMS AND CONDITIONS. The terms and conditions of shares granted under the Plan (the "Shares") may differ from one another as the Program Administrators shall, in their discretion, determine as long as all Shares granted under the Plan satisfy the requirements of the Plan.

                  Each grant of Shares shall provide to the recipient (the "Holder") the transfer of a specified dollar amount which will be used to purchase shares of Common Stock of the Company.

                  Subject to applicable laws, the Shares will be held in a separate account on behalf of the Holder. The Shares are not restricted in any way, and may be disposed of at any time following the grant. The Holder of Shares shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award ("Share Award Agreement"), if any.

                  Section 3. STOCKHOLDER RIGHTS. The Holder shall have, with respect to the Shares granted, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon.

                  Section 4. COMPLIANCE WITH SECURITIES AND GAMING LAWS. Shares shall not be issued under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Holder shall consent to the imposition of a legend on the shares of Common Stock subject to his or her grant of Shares restricting their transferability as required by law or by this Section 6. Finally, shares of Common Stock shall not be issued and delivered under the Plan unless the issuance and delivery of those shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval, or action thereunder.

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                  Section 5. CONTINUED EMPLOYMENT. Each Holder, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her Shares, to remain in the employment of the Company or any of its subsidiaries following the date of the granting of that Share for a period specified by the Program Administrators. Nothing in this Plan or in any Share Award Agreement shall confer upon any Holder any right to continued employment by the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment arrangement.

                  Section 6. ADJUSTMENTS TO NUMBER OF SHARES. All Shares granted pursuant to the terms of this Plan shall be adjusted in a manner prescribed by
Article 6 of the General Provisions of the Program.














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